EXHIBIT 4.1

NUMBER	UNITS

U-__________

CHURCHILL VENTURES LTD.

SEE REVERSE FOR	CUSIP
CERTAIN DEFINITIONS

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT TO PURCHASE ONE
SHARE OF COMMON STOCK

THIS CERTIFIES THAT

------------------------------------------------------
is the owner of	------------------------------------------------------	Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $.001 per share (“Common Stock”), of Churchill Ventures Ltd., a Delaware corporation (the “Company”), and one warrant (the “Warrant”). The Warrant entitles the holder to purchase one (1) share of Common Stock for $6.00 per share (subject to adjustment). The Warrant will become exercisable on the later of (i) the Company’s completion of a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination and (ii) ______, 2007, and will expire unless exercised before 5:00 p.m., New York City Time, on ____________, 2010, or earlier upon redemption (the “Expiration Date”). The Common Stock and the Warrants comprising the Units represented by this certificate will trade separately 5 business days following the earlier to occur of the expiration or termination of the underwriter’s over-allotment option or its exercise in full; provided, however, in no event will the underwriter allow separate trading until the Company files an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the offering. The terms of the Warrant are governed by a Warrant Agreement, dated as of _______, 2006, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

     This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

     Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

Dated:

CHURCHILL VENTURES LTD. CORPORATE DELAWARE

---------------------------	SEAL	---------------------------------
Chief Executive Officer	2006	Secretary

CHURCHILL VENTURES LTD.

     The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT	-		Custodian
TEN ENT	-	as tenants by the entireties			(Cust)		(Minor)
JT TEN	-	as joint tenants with			under Uniform Gifts to
		right of survivorship and			Minors Act
		not as tenants in common				(State)

      Additional abbreviations may also be used though not in the above list.

For value received __ hereby sells, assigns and transfers unto

PLEASE INSERT
SOCIAL SECURITY OR
OTHER IDENTIFYING
NUMBER OF
ASSIGNEE

(Please print or typewrite name and address including postal zip code of Assignee)

UNITS REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT _______________ ATTORNEY TO TRANSFER THE SAID UNITS ON THE BOOKS OF THE WITHIN NAMED COMPANY WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

Dated:___________________

NOTICE: The signature to this assignment must correspond
with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change
whatever.

Signature(s) Guaranteed:

_________________________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE
GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS
AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP
IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM,
PURSUANT TO S.E.C. RULE 17Ad-15).